As filed with the Securities and Exchange Commission on April 25, 2012

Registration No. 333-150327

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-3
TO REGISTRATION STATEMENT ON FORM S-1
AND
TO REGISTRATION STATEMENT ON FORM S-4
UNDER
THE SECURITIES ACT OF 1933

UNITED INSURANCE HOLDINGS CORP.

Delaware	75-3241967
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

360 Central Avenue, Suite 900
St. Petersburg, Florida 33701
(727) 895-7737

Melvin A. Russell, Executive Vice President
United Insurance Holdings Corp.
360 Central Avenue, Suite 900
St. Petersburg, Florida 33701
(727) 895-7737

Copies to:
Carolyn Long, Esquire
Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, Florida 33602
Phone: (813) 229-2300

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐ Accelerated filer      ☐
Non-accelerated filer ☐ Smaller reporting company ☑

DEREGISTRATION OF SHARES

On January 2, 2009, the Securities and Exchange Commission declared our Post-Effective Amendment No. 1 on Form S-3 to Registration Statement on Form S-1 and Registration Statement on Form S-4 (the Registration Statement) effective. This Post-Effective Amendment No. 2 is being filed to deregister (i) all unsold units underlying the unexercised unit purchase option (or the unexercised portion of the unit purchase option) sold to Pali Capital, Inc., (ii) all unsold shares of our common stock underlying such unsold units, and (iii) all unsold shares of our common stock underlying the unexercised warrants (including the unexercised warrants underlying the unsold units) registered under the Registration Statement and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S−3 and has duly caused this Post−Effective Amendment No. 2 to its Registration Statement on Form S−1 (No. 333−143466) and its Registration Statement on Form S−4 (No. 333−150327) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on April 25, 2012.

UNITED INSURANCE HOLDINGS CORP.

By:
/s/ Melvin A. Russell
Executive Vice President
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory C. Branch	Chairman of the Board and Director	April 25, 2012

/s/ Melvin A. Russell	Executive Vice President (principal executive officer)	April 25, 2012

/s/ John F. Rohloff	Interim Chief Financial Officer (principal financial and accounting officer)	April 25, 2012

/s/ Donald J. Cronin	Director	April 25, 2012

/s/ Alec L. Poitevint, II	Director	April 25, 2012

/s/ Kent G. Whittemore	Director	April 25, 2012

/s/ Kern M. Davis	Director	April 25, 2012

/s/ William H. Hood, III	Director	April 25, 2012